SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |_|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                            Jaguar Investments, Inc.
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)


________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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|_|   Check box if any part of the fee is offset as provided by Exchange Act
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      paid previously. Identify the previous filing by registration number, or
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

                            JAGUAR INVESTMENTS, INC.

                           1037 East 3300 South, #203
                           Salt Lake City, Utah 84106

                              INFORMATION STATEMENT

                  Approximate Date of Mailing: February 1, 2001

      This information statement is furnished by the Board of Directors (the "Board") of Jaguar Investments, Inc. (the "Company") to inform the shareholders of the Company of the approval of certain shareholders' actions. This information statement will be mailed on or about February 1, 2001 to holders of record of Common Stock, par value $0.001 (the "Common Stock"), of the Company as of the record date. The record date for determining shareholders entitled to receive this information statement has been established as of the close of business on January 26, 2001. On that date, the Company had outstanding and entitled to vote 11,310,000 shares of Common Stock. Specifically, this information statement relates to the following matters:

            1. Shareholders' approval of the 2001 Employee Stock Compensation Plan.

            2. Shareholders' approval of an amendment to the Company's Articles of Incorporation increasing the number of shares of Common Stock the Company is authorized to issue to 100,000,000.

            3. Shareholders' approval of an amendment to the Company's Articles of Incorporation authorizing the issuance of 1,000,000 shares of Preferred Stock.

      In January 2001 one shareholder owning 10,000,000 shares of Common Stock, or approximately 88% of the issued and outstanding Common Stock, consented in writing to the matters described herein. As a result, it was approved by the majority required by law and no further votes will be needed.

                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY

               INTERESTS OF CERTAIN PERSONS IN MATTERS ACTED UPON

      The Company's current officers and directors will be eligible for participation under the Company's 2001 Employee Stock Compensation Plan (as discussed below). To date, no awards have been made to the current officers and directors of the Company under such plan.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information as of the date hereof, based on information obtained from the persons named below, with respect to the beneficial ownership of the Common Stock by (i) each director and officer of the Company and (ii) all directors and officers as a group. The number of shares of Common Stock owned are those "beneficially owned" as determined under the rules of the Securities and Exchange Commission, including any shares of Common Stock as to which a person has sole or shared voting or investment power and any shares of Common Stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right. Other than as set forth in the table, to the Company's knowledge, there are no beneficial owners of 5% or more of the Common Stock. The address for each person is c/o Jaguar Investments, Inc., 1037 East 3300 South, #203, Salt Lake City, Utah 84106.


                                            Number of         Percent
Name and Address of Beneficial Owner        Shares Owned      Owned
------------------------------------        ------------      -----
Ian Rice                                     10,000,000        88%
Dan Starczewski                                      -0-       --
Rodger D. Spainhower                                 -0-       --
All Executive Officers and Directors
as a Group (3 persons)..............         10,000,000        88%

                                   APPROVAL OF
                      2001 EMPLOYEE STOCK COMPENSATION PLAN

      The Board has adopted the 2001 Employee Stock Compensation Plan (the "Plan") which adoption has been ratified and approved by the necessary number of shareholders' votes.

      The Plan is intended to further the growth and advance the best interests of the Company, by supporting and increasing the Company's ability to attract, retain and compensate persons of experience and ability and whose services are considered valuable, to encourage the sense of proprietorship in such persons, and to stimulate the active interest of such persons in the development and success of the Company. This Plan provides for stock compensation through the award of the Company's Common Stock.

Summary

      The following summary of the Plan is not intended to be complete and is qualified in its entirety by reference to the Plan itself, a copy of which is attached hereto as Exhibit A.

      The Board of Directors may appoint a Compensation Committee of the Board of Directors (the "Committee") to administer the Plan. In the absence of such appointment, the Board of Directors will be responsible for the administration of this Plan. The Committee will have sole power to award Common Shares under the Plan. The determination of those eligible to receive an award of Plan Shares shall rest in the sole discretion of the Committee, subject to the provisions of the Plan. Awards of shares under the Plan may be made as compensation for services rendered, directly or in lieu of other compensation payable, as a bonus in recognition of past service or performance or may be sold to an employee.

Shares Subject to the Plan

      The maximum number of shares which may be awarded under the Plan is 5,000,000. However, no award may be issued that would bring the total of all outstanding awards under the Plan to more than 20% of the total number of shares of Common Stock of the Company at the time outstanding.

Persons Eligible to Receive Awards

      Awards may generally be granted to (i) executive officers, officers and directors (including advisory and other special directors) of the Company; (ii) full-time and part-time employees of the Company; (iii) natural persons engaged by the Company as a consultant, advisor or agent; and (iv) a lawyer, law firm, accountant or accounting firm, or other professional or professional firm engaged by the Company.

Grants or Awards of Shares

      Generally, the Committee has complete discretion to determine when and to which employees shares are to be granted, and the number of shares to be awarded to each employee. Grants to employees may be made for cash, property, services rendered or other form of payment constituting lawful consideration under applicable law. Shares awarded other than for services rendered may not be sold at less than the fair value of the Common Stock on the date of grant.

Federal Income Tax Consequences

      A summary of the federal income tax consequences of receiving shares under the Plan is set forth below. The following discussion is based upon present federal tax laws and does not purport to be a complete discussion of the consequences of receiving shares under the Plan. Any specific questions which a recipient may have concerning the tax consequences should therefore be referred to his or her individual tax advisers.

      A recipient will realize compensation income in an amount equal to the fair market value of the shares received less any amount paid for such stock at a time when the employee's rights with respect to such stock are no longer subject to a substantial risk of forfeiture unless the employee otherwise elects pursuant to a special election provided in Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"). Dividends paid to the employee during a period of restriction will be taxable as compensation income unless the election referred to in the preceding sentence has been made. The Company will be entitled to a deduction under the Code and equal to the amount of compensation income that is realized by the recipient provided applicable withholding requirements are met.

Withholding of Taxes

      The Company may require that the employee pay to the Company the entire amount or a portion of any taxes which the Company is required to withhold by reason of granting shares under the Plan, in such amount as the Company in its discretion may determine. In lieu of part or all of any such payment, the employee may elect to have the Company withhold from the shares issued under the Plan a sufficient number of shares to satisfy such withholding obligations. If the Company becomes required to pay withholding taxes to any federal, state or other taxing authority as a result of the granting of shares under the Plan, and the employee fails to provide the Company with the funds with which to pay that withholding tax, the Company may withhold up to 50% of each payment of salary or bonus to the employee (which will be in addition to any required or permitted withholding), until the Company has been reimbursed for the entire withholding tax it was required to pay in respect of the award of shares under the Plan.

Plan Termination Date

      The Plan will terminate on the tenth anniversary of its effective date, unless terminated earlier by the Board of Directors or unless extended by the Board of Directors, after which time no incentive award grants may be authorized under the Plan.

Amendment of the Plan

      The Committee has absolute discretion to amend the Plan. However, the Committee has no authority to extend the term of the Plan, to increase the number of shares subject to award under the Plan or to amend the definition of "Employee" under the Plan.

             APPROVAL OF AMENDMENT TO THE ARTICLES OF INCORPORATION INCREASING THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

      The Board of Directors of the Company and one shareholder holding the necessary number of votes have approved an amendment of the Articles of Incorporation of the Company to increase the total amount of the Company's authorized common stock, par value $.001 U.S. per share (the "Common Stock"), from 20,000,000 shares of Common Stock to 100,000,000 shares of Common Stock (the "Capital Stock Increase"). Currently, the Company is authorized to issue 20,000,000 shares of Common Stock.

      The Capital Stock Increase will be effected by filing a Certificate of Amendment to the Articles of Incorporation (the "Certificate of Amendment") with the Secretary of State of Nevada. A copy of the Certificate of Amendment is attached as Exhibit B. Unless and until additional shares of Common Stock are issued, the Capital Stock Increase will not affect any given shareholder's proportionate equity interest in the Company. In addition, it will not affect the relative rights, preferences, privileges or priorities of any shareholder.

Purpose And Effect Of Increase In Authorized Common Stock

      The principal effect of the Capital Stock Increase will be to increase the total amount of authorized Common Stock of the Company from 20,000,000 shares to 100,000,000 shares. The respective voting rights and other rights that accompany the Common Stock will not be altered by the Capital Stock Increase. The par value of the Common Stock will remain at $.001 per share. Consequently, the Board of Directors effectively will have the authority to issue 80,000,000 more shares of Common Stock than it had the authority to issue prior to the Capital Stock Increase. After giving effect to the Capital Stock Increase, the number of outstanding shares of Common Stock (as of the Record Date) would remain the same 11,310,000 shares of Common Stock, but the total number of shares of Common Stock which would be available for issuance by the Company would increase to 100,000,000 shares with the result that authorized but unissued shares available to the Company would be approximately 88,690,000 shares.

      All authorized but unissued shares of Common Stock will be available for issuance from time to time for any proper purpose, including the financing of future operations (including issuances in connection with stock-based employee benefit plans, stock splits or dividends and issuances to raise capital or effect acquisitions) and the merger with or the acquisition of a business. There are currently no arrangements, agreements and understandings for the issuance and the use of the additional shares of the authorized capital stock of the Company. The Board of Directors does not presently intend to seek further shareholder approval of any future issuances of shares unless such approval is then required by law or the rules of any stock exchange or the Electronic Bulletin Board trading system to which the Company may then be subject. Shareholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future, and therefore, future issuances of Common Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing shareholders.

      The Company believes that the Capital Stock Increase will enable it to engage in a merger with or the acquisition of a business and to develop and grow its future operations. The Company also believes the Capital

Stock Increase may enhance the Company's flexibility in its future financing and capitalization needs and is therefore critical to its ability to conduct future operations and attract new capital. The proposal could have an anti-takeover effect, although that is not its intention. For example, if the Company were the subject of a hostile takeover attempt, it could try to impede the takeover by issuing shares of Common Stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost of the takeover. The availability of this defensive strategy to the Company could discourage unsolicited takeover attempts, thereby limiting the opportunity for the Company's shareholders to realize a higher price for their shares than is generally available in the public markets. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company.

      The Certificate of Amendment will be filed with the Secretary of State of the State of Nevada approximately twenty (20) days after the mailing of this Information Statement and the Capital Stock Increase would become effective immediately upon such filing.

      THERE CAN BE NO ASSURANCE THAT THE CAPITAL STOCK INCREASE WILL INCREASE THE COMPANY'S ABILITY TO FINANCE FUTURE ACTIVITIES OR THAT IT WILL BE ABLE TO COMPLETE A MERGER OR ACQUISITION OF A BUSINESS

             APPROVAL OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                   AUTHORIZING THE ISSUANCE OF PREFERRED STOCK

      The Board of Directors of the Company and one shareholder holding the necessary number of votes have approved an amendment of the Articles of Incorporation of the Company to create a class of Preferred Stock, par value $0.001 per share (the "Preferred Stock"). As set forth above, currently, the Company is authorized to issue shares of Common Stock only.

      The authority to issue the Preferred Stock will become effective upon the filing of the Certificate of Amendment with the Secretary of State of Nevada. A copy of the Certificate of Amendment is attached as Exhibit B. Unless and until additional shares of Common Stock are issued, the Capital Stock Increase will not affect any given shareholder's proportionate equity interest in the Company. In addition, it will not affect the relative rights, preferences, privileges or priorities of any shareholder.

Purpose And Effect Of Authorization to Issue Preferred Stock

      The Preferred Stock will be "blank check" preferred stock. This means that the designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof may be determined from time to time by the Board of Directors of the Company. Upon filing of the Certificate of Amendment, the Board of Directors will be entitled to authorize the designation and issuance of up to 1,000,000 shares of Preferred Stock in one or more series with such limitations and restrictions as may be determined in the board's sole discretion, with no further authorization by shareholders required for the creation and issuance thereof. The Company believes that having such blank check Preferred Stock available for, among other things, possible issuances in connection with such activities as public or private offerings of shares for cash, dividends payable in stock of the Company, acquisitions of other companies or businesses, and otherwise, is in the best interest of the Company and its shareholders.

      The issuance of Preferred Stock by the Board of Directors could result in a class of securities outstanding that would have preferences with respect to voting rights and dividends and in liquidation over the Common Stock and could (upon conversion or otherwise) enjoy all of the rights appurtenant to the Common Stock. The authority of the Board of Directors to issue the Preferred Stock could potentially be used to discourage attempts by others to obtain control of the Company through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult to achieve or more costly. There are no agreements or understandings regarding the issuance of Preferred Stock and the Board of Directors has no present intent to issue shares of Preferred Stock.

      The Certificate of Amendment will be filed with the Secretary of State of the State of Nevada approximately twenty (20) days after the mailing of this Information Statement and the authority to issue Preferred Stock would become effective immediately upon such filing.

                                             By order of the Board of Directors,

                                             Rodger D. Spainhower
                                             Secretary and Treasurer

February 1, 2001

                                                                       EXHIBIT A

                            JAGUAR INVESTMENTS, INC.

                      2001 EMPLOYEE STOCK COMPENSATION PLAN

Purpose of the Plan.

      This 2001 Employee Stock Compensation Plan ("Plan") is intended to further the growth and advance the best interests of JAGUAR INVESTMENTS, INC., a Nevada corporation ("Company"), and Affiliated Corporations, by supporting and increasing the Company's ability to attract, retain and compensate persons of experience and ability and whose services are considered valuable, to encourage the sense of proprietorship in such persons, and to stimulate the active interest of such persons in the development and success of the Company and Affiliate Corporations. This Plan provides for stock compensation through the award of the Company's Common Stock.

Definitions.

      Whenever used in this Plan, except where the context might clearly indicate otherwise, the following terms shall have the meanings set forth in this section:

      "Act" means the U.S. Securities Act of 1933, as amended.

      "Affiliated Corporation" means any Parent or Subsidiary of the Company.

      "Award" or "grant" means any grant or sale of Common Stock made under this Plan.

      "Board of Directors" means the Board of Directors of the Company. The term
            "Committee" is defined below.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Common Stock" or "Common Shares" means the common stock, $.001 par value per share, of the Company, or in the event that the outstanding Common Shares are hereafter changed into or exchanged for different shares or securities of the Company, such other shares or securities.

      "Date of Grant" means the day the Committee authorizes the grant of Common
            Stock or such later date as may be specified by the Committee as the date a particular award will become effective.

      "Employee" means and includes the following persons: (i) executive officers, officers and directors (including advisory and other special directors) of the Company or an Affiliated Corporation; (ii) full-time and part-time employees of the Company or an Affiliated Corporation; (iii) natural persons engaged by the Company or an Affiliated Corporation as a consultant, advisor or agent; and (iv) a lawyer, law firm, accountant or accounting firm, or other professional or professional firm engaged by the Company or an Affiliated Corporation.

      "Parent" means any corporation owning 50% or more of the total combined voting stock of all classes of the Company or of another corporation qualifying as a Parent within this definition.

      "Participant" means an Employee to whom an Award of Plan Shares has been made.

      "Plan Shares" means shares of Common Stock from time to time subject to this Plan.

      "Subsidiary" means a corporation more than 50% of whose total combined capital stock of all classes is held by the Company or by another corporation qualifying as a Subsidiary within this definition.

Effective Date of the Plan.

      The effective date of this Plan is __________, 2001. No Plan Shares may be issued after ____________, 2011.

Administration of the Plan.

      The Compensation Committee of the Board of Directors ("Committee"), and in default of the appointment or continued existence of such Committee the Board of Directors, will be responsible for the administration of this Plan, and will have sole power to award Common Shares under this Plan. Subject to the express provisions of this Plan, the Committee shall have full authority and sole and absolute discretion to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations which it believes to be necessary or advisable in administering this Plan. The determination of those eligible to receive an award of Plan Shares shall rest in the sole discretion of the Committee, subject to the provisions of this Plan. Awards of Plan Shares may be made as compensation for services rendered, directly or in lieu of other compensation payable, as a bonus in recognition of past service or performance or may be sold to an Employee as herein provided. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan in such manner and to such extent it shall deem necessary to carry it into effect. Any decision made, or action taken, by the Committee arising out of or in connection with the interpretation and administration of this Plan shall be final and conclusive.

Stock Subject to the Plan.

      The maximum number of Plan Shares which may be awarded under this Plan is 5,000,000 shares. However, no award may be issued that would bring the total of all outstanding Plan Shares under the Plan to more than 20% of the total number of shares of Common Stock of the Company at the time outstanding.

Persons Eligible to Receive Awards.

      Awards may be granted only to Employees (as herein defined).

Grants or Awards of Plan Shares.

      Except as otherwise provided herein, the Committee shall have complete discretion to determine when and to which Employees Plan Shares are to be granted, and the number of Plan Shares to be awarded to each Employee. A grant to an Employee may be made for cash, property, services rendered or other form of payment constituting lawful consideration under applicable law; Plan Shares awarded other than for services rendered shall be sold at not less than the fair value thereof on the date of grant. No grant will be made if, in the judgment of the Committee, such a grant would constitute a public distribution with the meaning of the Act or the rules and regulations promulgated thereunder.

Delivery of Stock Certificates.

      As promptly as practicable after authorizing an award of Plan Shares, the Company shall deliver to the person who is the recipient of the award, a certificate or certificates registered in that person's name, representing the number of Plan Shares that were granted. Unless the Plan Shares have been registered under the Act, each certificate evidencing Plan Shares shall bear a legend to indicate that such shares represented by the certificate were issued in a transaction which was not registered under the Act, and may only be sold or transferred in a transaction that is registered under the Act or is exempt from the registration requirements of the Act. In the absence of registration under the Act, any person awarded Plan Shares may be required to execute and deliver to the Company an investment letter, satisfactory in form and substance to the Company, prior to issuance and delivery of the shares. An award may be made under this Plan wherein the Plan Shares may be issued only after registration under the Act.

Assignability.

      An award of Plan Shares may not be assigned. Plan Shares themselves may be assigned only after such shares have been awarded, issued and delivered, and only in accordance with law and any transfer restrictions imposed at the time of award.

Employment Not Conferred.

      Nothing in this Plan or in the award of Plan Shares shall confer upon any Employee the right to continue in the employ of the Company or Affiliated Corporation nor shall it interfere with or restrict in any way the lawful rights of the Company or any Affiliated Corporation to discharge any Employee at any time for any reason whatsoever, with or without cause.

Laws and Regulations.

      The obligation of the Company to issue and deliver Plan Shares following an award under this Plan shall be subject to the condition that the Company be satisfied that the sale and delivery thereof will not violate the Act or any other applicable laws, rules or regulations.

Withholding of Taxes.

      If subject to withholding tax, the Company or any Affiliated Corporation may require that the Employee concurrently pay to the Company the entire amount or a portion of any taxes which the Company or Affiliated Corporation is required to withhold by reason of granting Plan Shares, in such amount as the Company or Affiliated Corporation in its discretion may determine. In lieu of part or all of any such payment, the Employee may elect to have the Company or Affiliated Corporation withhold from the Plan Shares issued hereunder a sufficient number of shares to satisfy withholding obligations. If the Company or Affiliated Corporation becomes required to pay withholding taxes to any federal, state or other taxing authority as a result of the granting of Plan Shares, and the Employee fails to provide the Company or Affiliated Corporation with the funds with which to pay that withholding tax, the Company or Affiliated Corporation may withhold up to 50% of each payment of salary or bonus to the Employee (which will be in addition to any required or permitted withholding), until the Company or Affiliated Corporation has been reimbursed for the entire withholding tax it was required to pay in respect of the award of Plan Shares.

Reservation of Shares.

      The stock subject to this Plan shall, at all times, consist of authorized but unissued Common Shares, or previously issued shares of Common Stock reacquired or held by the Company or an Affiliated Corporation equal to the maximum number of shares the Company may be required to issue as stated in "Stock Subject to the Plan," and such number of Common Shares hereby is reserved for such purpose. The Committee may decrease the number of shares subject to this Plan, but only the Board of Directors my increase such number, except as a consequence of a stock split or other reorganization or recapitalization affecting all Common Shares.

Amendment and Termination of the Plan.

      The Committee may suspend or terminate this Plan at any time or from time to time, but no such action shall adversely affect the rights of a person granted an Award under this Plan prior to that date. Otherwise, this Plan shall terminate on the earlier of the terminal date stated in "Effective Date of the Plan" or the date when all Plan Shares have been issued. The Committee shall have absolute discretion to amend this Plan, subject only to those limitations expressly set forth herein; however, the Committee shall have no authority to extend the term of this Plan, to increase the number of Plan Shares subject to award under this Plan or to amend the definition of "Employee".

Delivery of Plan.

      A copy or synopsis (for which copy the prospectus will serve) or description of this Plan shall be delivered to every person to whom an award of Plan Shares is made. The Secretary of the Company may, but is not required to, also deliver a copy of the resolution or resolutions of the Committee authorizing the award.

Liability.

      No member of the Board of Directors, the Committee or any other committee of directors, or officers, employees or agents of the Company or any Affiliated Corporation shall be personally liable for any action, omission or determination made in good faith in connection with this Plan.

Miscellaneous Provisions.

      The place of administration of this Plan shall be in the State of Colorado (or subsequently, wherever the Company's principal executive offices are located), and the validity, construction, interpretation and effect of this Plan and of its rules, regulations and rights relating to it, shall be determined solely in accordance with the laws of the State of Colorado. Without amending this Plan, the Committee may issue Plan Shares to employees of the Company who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those specified in this Plan but consistent with the purpose of this Plan, as it deems necessary and desirable to create equitable opportunities given differences in tax laws in other countries. All expenses of administering this Plan and issuing Plan Shares shall be borne by the Company.

Reorganizations and Recapitalizations of the Company.

      (a) The shares of Common Stock subject to this Plan are shares of the Common Stock of the Company as currently constituted. If, and whenever, the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a Common Stock dividend, a stock split, combination of shares (reverse stock split) or recapitalization or other increase or reduction of the number of shares of the Common Stock outstanding without receiving compensation therefor in money, services or property, then the number of shares of Common Stock subject to this Plan shall (i) in the event of an increase in the number of outstanding shares, be proportionately increased; and
(ii) in the event of a reduction in the number of outstanding shares, be proportionately reduced.

      (b) Except as expressly provided above, the Company's issuance of shares of Common Stock of any class, or securities convertible into shares of Common Stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into or exchangeable for shares of Common Stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to this Plan.

      By signature below, the undersigned officers of the Company hereby certify that the foregoing is a true and correct copy of the 2001 Employee Stock Compensation Plan of the Company.

DATED:              , 2001
      -------------
                                          JAGUAR INVESTMENTS, INC.

                                          By:
                                            ----------------------
                                            Authorized Officer
(SEAL)

By
  ----------------------------------
    Secretary or Assistant Secretary

                                                                       EXHIBIT B

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            JAGUAR INVESTMENTS, INC.

            Jaguar Investments, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Nevada (the "Corporation"), does hereby certify:

            FIRST: That the Board of Directors of the Corporation (the "Board"), by unanimous written consent of its members, filed with the minutes of the Board, adopted resolutions adopting the following amendment to the Certificate of Incorporation of the Corporation (the "Certificate"):

            RESOLVED, That the Board of Directors hereby approves and recommends to the Shareholders the amendment to Article IV of the Company's Articles of Incorporation, as amended, to effect an increase in the number of authorized shares of capital stock to one hundred one million (101,000,000), including one million (1,000,000) shares of Preferred Stock, so that, as amended, said Article shall read in its entirety as follows:

            "IV. AUTHORIZATION OF CAPITAL STOCK: The total number of shares of capital stock which the corporation shall have the authority to issue is One Hundred One Million (101,000,000) shares, of which One Hundred Million (100,000,000) are common stock, par value US$0.001 per share (the "Common Stock"), and One Million (1,000,000) shares are preferred stock, par value US$0.01 per share (the "Preferred Stock"). Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors, each of said series to be distinctly designated. All shares of any one series of Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends, if any, thereon shall be cumulative, if made cumulative. The voting powers and the preferences and relative, participating, optional and other special rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and the Board of Directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of a particular series of Preferred Stock, the voting powers and the designation, preferences and relative, optional and other special rights, and the qualifications, limitations and restrictions of such series, including, but without limiting the generality of the foregoing, the following:

                  (A) The distinctive designation of, and the number of shares of Preferred Stock which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board Directors;

                  (B) The rate and times at which, and the terms and conditions on which, dividends, if any, on Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes, or series of the same or other classes of stock and whether such dividends shall be cumulative or non-cumulative;

                  (C) The right, if any, of the holders of Preferred Stock of such series to convert the same into or exchange the same for, shares of any other class or classes or of any series of the same or any other class or classes of stock of the Corporation and the terms and conditions of such conversion or exchange;

                  (D) Whether or not Preferred Stock of such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, Preferred Stock of such series may be redeemed;

                  (E) The rights, if any, of the holders of Preferred Stock of such series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up, of the Corporation;

                  (F) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such series; and

                  (G) The voting powers, if any, of the holders of such series of Preferred Stock which may without limiting the generality of the foregoing, include the right, voting as a series or by itself or together with other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation if there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and on such conditions as the Board of Directors may determine."

            SECOND: That in lieu of a meeting and vote of stockholders, the stockholders holding a majority of the outstanding shares of stock entitled to vote on the amendments have given written consent to said amendments in accordance with the provisions of Section 78.320 of the General Corporation Law of the State of Nevada.

            THIRD: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Section 78.390 of the General Corporation Law of the State of Nevada.


            IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Ian Rice, its President and Chief Executive Officer this _____ day of February 2001.

                                        JAGUAR INVESTMENTS, INC.

                                        By:
                                             -----------------------
                                             Rodger D. Spainhower
                                             Secretary and Treasurer